Exhibit 99.1

BRC Group Holdings, Inc. Agrees to Acquire Sangoma Technologies Corporation to Scale Communications Portfolio

☐	Transaction values Sangoma at an enterprise value of approximately $204 million (C$289 million)

☐	On a combined basis, BRC communications businesses and Sangoma generated approximately $441 million in trailing-twelve-month revenue as of June 2026

☐	BRC’s communications businesses generated approximately $52 million of segment income on a trailing-twelve-month basis as of June 2026

LOS ANGELES AND TORONTO, ONTARIO — September 28, 2026 — BRC Group Holdings, Inc. (NASDAQ: RILY) (“BRC” or the “Company”), a diversified holding company, and Sangoma Technologies Corporation (TSX: STC; NASDAQ: SANG) (“Sangoma”), a trusted industry leader delivering cloud-based, on-premises, and hybrid communications solutions, today announced a definitive agreement under which a wholly owned subsidiary of BRC will acquire all issued and outstanding common shares of Sangoma. The transaction values Sangoma at an enterprise value of approximately $204 million (C$289 million).

Bryant Riley, Chairman and Co-CEO of BRC Group Holdings, said: “Our communications portfolio is a proven engine for cash generation, and we believe acquiring a scaled operator like Sangoma accelerates our recurring revenue and earnings power. Through this transaction, we are deploying capital where we see the most compelling opportunity to add durable, recurring cash flow while expanding the enterprise-grade capabilities that our communications portfolio companies offer to the market.”

Ananth Veluppillai, CEO of BRC Telecom, added: “Over the last decade, we have built an ecosystem that allows established communications businesses to operate at their full potential. We have successfully brought five companies onto this platform, providing the operational stability they need to serve their customers while generating significant, sustainable value. Sangoma has built an incredible enterprise-grade architecture and a highly loyal customer base. By combining their strengths with our proven operating model, we are creating a more robust platform for both our customers and our shareholders.”

Strategic Acquisition of Sangoma

Founded in 1984 and headquartered in Markham, Ontario, Sangoma serves more than 100,000 business customers across a base of over 2.7 million unified-communications seats. Its comprehensive solutions span UCaaS, contact center, CPaaS, and connectivity. The platform offers the extensibility to serve customers from small business through the mid-market, anchored by robust, enterprise-grade architecture.

BRC Group Holdings, Inc. | www.brcgh.com

The addition of Sangoma’s capabilities - including its AI-enabled customer experience and contact-center solutions - significantly expands the range of offerings within BRC’s communications portfolio, complementing its established strengths in the SMB and enterprise markets. Upon closing, Sangoma will be held as part of BRC Telecom, BRC’s portfolio of communications businesses, currently comprised of UOL, magicJack, Marconi Wireless, and Lingo (which includes BullsEye Telecom).

BRC’s communications portfolio was formed on the basis of acquiring mature, late-stage companies with predictable revenues, strong gross margins, and meaningful cash flow potential. Since 2016, the Company has acquired five communications businesses with an aggregate total investment of approximately $303 million. Through 2026, these businesses have generated approximately $411 million in cumulative cash distributions — approximately 1.4x their total acquisition cost. On a trailing-twelve-month basis as of June 2026, BRC’s communications businesses generated approximately $52 million of combined segment income.

BRC’s communications portfolio continues to execute against plan as a reliable engine of cash generation, and the addition of Sangoma represents an ideal continuation of this acquisition thesis. On a combined, trailing-twelve-month basis as of June 2026, BRC’s communications businesses and Sangoma generated approximately $441 million of revenue, reflecting approximately $241 million from BRC’s communications businesses and approximately $200 million from Sangoma, as reported by Sangoma.

Transaction Detail

The transaction will be completed by way of a plan of arrangement under the Business Corporations Act (Ontario). Under the terms of the agreement, Sangoma shareholders will receive $4.925 in cash and 0.04767 of a BRC share for each Sangoma share held. In the aggregate, Sangoma shareholders will receive approximately $170 million in cash and approximately $10 million in BRC shares. Upon completion, current Sangoma shareholders will hold approximately 4% of BRC’s pro forma outstanding shares. In connection with the closing of the transaction, the shares of Sangoma will be delisted from the Toronto Stock Exchange and Nasdaq Stock Market, and BRC will become a reporting issuer under applicable Canadian securities laws.

The transaction is expected to be partially funded through an amended and restated $215 million senior secured term loan facility at BRC’s communications-platform level, together with an equity contribution from BRC. The facility will also be used to retire the existing debt of BRC’s communications businesses. Banc of California is serving as sole lead arranger, bookrunner, and administrative agent on the facility, together with Axos Bank and Israel Discount Bank of New York as lenders. The transaction is not subject to any financing condition.

The transaction has been unanimously approved by the board of directors of BRC and the board of directors of Sangoma. Completion is subject to approval by at least two-thirds of the votes cast by holders of Sangoma shares present in person or represented by proxy at a special meeting of Sangoma shareholders (the “Meeting”), a simple majority of the votes cast by holders of Sangoma shares present in person or represented by proxy at the Meeting, excluding the Sangoma shares required to be excluded pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, applicable court and regulatory approvals, and other customary closing conditions. The transaction is expected to close no later than early 2027.

BRC Group Holdings, Inc. | www.brcgh.com

Advisors

Blake, Cassels & Graydon LLP is acting as Canadian legal counsel and Choate, Hall & Stewart LLP, Klein Law Group PLLC and The NBD Group, Inc. are acting as US legal counsel to BRC. ATB Cormark Capital Markets is acting as the exclusive financial advisor and fairness opinion provider to Sangoma. Goodmans LLP is acting as Canadian legal counsel and Norton Rose Fulbright LLP is acting as US legal counsel to Sangoma.

About BRC Group Holdings, Inc.

BRC Group Holdings, Inc. (NASDAQ: RILY) is a diversified holding company with operations in financial services, communications, and retail, alongside investments in equity, debt, and venture capital. Our core financial services platform provides small-cap and middle-market companies with customized end-to-end solutions at every stage of the enterprise life cycle. Our investment banking business offers comprehensive services in capital markets, sales, trading, research, merchant banking, M&A, and restructuring. Our wealth management business provides financial planning services, including brokerage, investment management, insurance, and tax preparation. Our communications businesses provide consumer and business services including traditional, mobile, and cloud phone, internet and data, security, and email. Our consumer products and retail businesses provide mobile computing accessories and home furnishings. BRC Group deploys its capital inside and outside its core financial services platform to generate shareholder value through opportunistic investments. For more information, please visit www.brcgh.com.

About Sangoma Technologies Corporation

Sangoma (TSX: STC; NASDAQ: SANG) is a leading business communications platform provider with solutions that include its award-winning UCaaS, CCaaS, CPaaS, and Trunking technologies. The enterprise-grade communications suite is developed in-house; available for cloud, hybrid, or on-premises setups. Additionally, Sangoma provides managed services for connectivity, network, and security. A trusted communications partner with over 40 years on the market, Sangoma has over 2.7 million UC seats across a diversified base of over 100,000 customers. Sangoma has been recognized for nine years running in the Gartner UCaaS Magic Quadrant. As the primary developer and sponsor of the open source Asterisk and FreePBX projects, Sangoma is determined to drive innovation in communication technology continuously. For more information, visit www.sangoma.com.

Additional Information and Where to Find It

In connection with the proposed acquisition of Sangoma, Sangoma expects to call a special meeting of its shareholders and to prepare and make available to its shareholders a management information circular (the “Circular”) containing important information about the proposed transaction. SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.

BRC Group Holdings, Inc. | www.brcgh.com

Shareholders and other interested parties will be able to obtain a free copy of the Circular (when available), together with other documents filed by Sangoma with the Canadian securities regulatory authorities, under Sangoma’s profile on SEDAR+ at www.sedarplus.ca and, to the extent furnished or filed with the U.S. Securities and Exchange Commission (the “SEC”), on the SEC’s website at www.sec.gov. Copies of these documents may also be obtained free of charge on Sangoma’s investor relations website at https://sangoma.com/company/investor-relations. Information regarding BRC is available in the documents it files with the SEC, which are available free of charge on the SEC’s website at www.sec.gov and on the Company’s investor relations website at https://ir.brcgh.com.

As a “foreign private issuer” within the meaning of the U.S. federal securities laws, Sangoma’s solicitation of proxies from its shareholders is not subject to the proxy rules under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended. This communication does not constitute a solicitation of any proxy, vote, or approval.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to buy, or the solicitation of an offer to sell, any securities, or a solicitation of any proxy, vote, or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The BRC Shares to be issued as Share Consideration are expected to be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof, based on the court’s approval of the plan of arrangement. No offering of securities shall be made except by means of a docum ent meeting the requirements of applicable securities laws.

Financial Information

Financial information for Sangoma is derived from Sangoma’s audited financial statements for the year ended June 30, 2026 and such financials are prepared in accordance with IFRS and have not been reconciled to the financial reporting standards of BRC.

Forward-Looking Statements

Statements made in this press release that are not descriptions of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the proposed acquisition of Sangoma and its expected timing and completion; the anticipated performance of the Company’s communications businesses; the sources and availability of funds for the Transaction; the issuance of BRC Shares as Share Consideration; and the anticipated benefits of the Transaction, including expected cash flows or synergies. These statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially, including: that the Transaction may not be completed on the anticipated terms or timeline, or at all; the failure to satisfy closing conditions, including the required approval of Sangoma’s shareholders and applicable court and regulatory approvals; that the anticipated benefits of the Transaction may not be realized in the amounts or within the timeframe expected; that the businesses may not be operated or integrated as anticipated; that Sangoma’s recent operating results reflect declining Adjusted EBITDA and reduced guidance, and there can be no assurance that prior revenue growth rates or margins will be restored; the incurrence of additional indebtedness and the Company’s ability to service it; dilution to existing BRC shareholders resulting from the issuance of BRC Shares as Share Consideration; that the BRC Shares may not be issued on a basis exempt from registration under applicable securities laws; competitive, technological, and regulatory developments in the cloud-communications and UCaaS markets; potential disruption to the Company’s businesses, management, or personnel; macroeconomic conditions, including interest rate fluctuations and inflation; volatility in the financial markets and general economic conditions; and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the SEC, including, without limitation, the risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update them, except as required by law.

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Contacts

For BRC Group Holdings

Mike Frank | Investor Relations | ir@brcgh.com

Jo Anne McCusker | Media Relations | press@brcgh.com

For Sangoma Technologies Corporation

Samantha Reburn | Chief Legal & Administrative Officer | investorrelations@sangoma.com

BRC Group Holdings, Inc. | www.brcgh.com

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